Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Calvert Municipal Fund, Inc:

We consent to the use of our report, incorporated herein by reference dated February 21, 2006, with respect to the financial statements of the California Limited-Term Municipal Fund, a series of the Calvert Municipal Fund, Inc., as of December 31, 2005 and to the references to our firm under the headings "Financial Statements" in the Registration Statement on Form N-14.

/s/ KPMG
Philadelphia, Pennsylvania
May 1, 2006